UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Crown Castle Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02-DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)-(d)

Executive Transition

As previously disclosed, the board of directors (“Board”) of Crown Castle Inc. (“Company”) appointed Daniel K. Schlanger, the Company’s Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”), as Interim President and Chief Executive Officer (“CEO”) of the Company (“Interim CEO”), effective March 23, 2025. The CEO Search Committee of the Board conducted a search to identify the Company’s next President and CEO and to recommend such candidate to the Board for appointment. On August 4, 2025, the Company announced the appointment of Christian H. Hillabrant to serve as the President and CEO, effective upon Mr. Hillabrant’s commencement of employment with the Company, which is currently anticipated to be September 15, 2025 (“Effective Date”). On or following the Effective Date, Mr. Hillabrant is expected to be appointed as a member of the Board.

Mr. Schlanger will cease serving as Interim CEO on the Effective Date and, as previously disclosed, he is expected to be appointed EVP and Chief Transformation Officer, as of Effective Date.

Mr. Hillabrant, age 59, has over three decades of experience leading, growing and advising digital infrastructure and telecommunications companies. Since July 2023, Mr. Hillabrant has served as the CEO and Chairman of the Management Board of Vantage Towers AG, a leading telecommunications infrastructure company based in Düsseldorf, Germany, and a subsidiary of Vodafone. Prior to that and since August 2019, Mr. Hillabrant served as Chief Operating Officer of Tillman Infrastructure, LLC, a U.S. wireless tower company. Prior to joining Tillman Infrastructure, LLC, Mr. Hillabrant served as General Manager for AT&T and Verizon Wireless accounts at Samsung Electronics America, Inc., a provider of mobile technologies, consumer electronics, home appliances, enterprise solutions and network systems. Mr. Hillabrant has also held various leadership positions at Ericsson, a leading provider of technology and services to telecommunications companies, most recently as Chief Operating Officer for its North American and European businesses, at which time he also served on the Supervisory Board of Ericsson Telecommunications GmbH. Mr. Hillabrant has also served as a Regional Vice President at T-Mobile USA.

There are no arrangements or undertakings pursuant to which Mr. Hillabrant was selected as President and CEO. There are no family relationships among any of the Company’s directors or executive officers and Mr. Hillabrant. There are no related party transactions involving Mr. Hillabrant that are reportable under Item 404(a) of Regulation S-K.

(e)

Compensation Arrangements

In connection with Mr. Hillabrant’s appointment, the Board approved the following compensation package:

Name	2025 Base Salary(a)	Make-Whole Bonus(b)	2025 Annual RSUs(c)	Make-Whole RSUs(d)
Christian H. Hillabrant	$1,000,000	$800,000	~$5,250,000	~$7,000,000

(a)	Represents Mr. Hillabrant’s annual base salary for 2025, which will be pro-rated for the period of time he is employed by the Company from the Effective Date through December 31, 2025.

(b)	Represents a one-time cash bonus award payable within 30 days following the Effective Date, subject to recoupment by the Company if Mr. Hillabrant voluntarily terminates employment (other than a resignation for Good Reason (as defined in the Severance Agreement referenced below)) or experiences a Termination for Cause (as defined in the Severance Agreement) within 12 months following the Effective Date.

(c)	Represents an award of 2025 Annual Restricted Stock Units (“RSUs”): (i) 40% of which will be in the form of time-based RSUs, vesting annually, in one-third increments on each of the first, second and third anniversaries of the Effective Date, and (ii) 60% of which will be in the form of performance RSUs, vesting, to the extent earned, on February 19, 2028. For the 2026 compensation cycle, the expected target grant date value of Mr. Hillabrant’s award of Annual RSUs is $10,500,000.

(d)	Represents a one-time award of time-based make-whole RSUs, which are expected to vest annually, in one-third increments on each of the first, second and third anniversaries of the Effective Date.

In addition to the above, Mr. Hillabrant will be eligible to participate in the Company’s 2025 EMT Annual Incentive Plan, a copy of which is filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report”), which is incorporated herein by reference, with a target annual incentive equal to 200% of his base salary. The amount of the annual incentive actually paid to Mr. Hillabrant for the 2025 calendar year shall be pro-rated for the period of time he is employed by the Company from the Effective Date through December 31, 2025. Mr. Hillabrant will also be entitled to certain relocation benefits in accordance with the Company’s relocation policy. The foregoing summary does not purport to be a complete description and is qualified in its entirety by Mr. Hillabrant’s offer letter with the Company, dated as of July 30, 2025, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

The Company entered into a severance agreement with Mr. Hillabrant, effective as of the Effective Date (“Severance Agreement”). The terms and conditions of the Severance Agreement are substantially similar to those described in “IV. Executive Compensation-Potential Payments Upon Termination of Employment-Severance Agreements” on pages 63 and 64 of the Company’s Definitive Proxy Statement filed on April 7, 2025 (which description is incorporated herein by reference), except as provided in the following sentences. In the event Mr. Hillabrant’s employment is terminated by the Company without Cause or Mr. Hillabrant resigns for Good Reason, in each case, not in connection with a Change in Control (as defined in the Severance Agreement), Mr. Hillabrant will be eligible to receive a severance payment equal to two times the sum of his base salary and Annual Bonus (as defined in the Severance Agreement) and continued coverage under specified health and welfare benefit programs for two years, and Mr. Hillabrant’s make-whole RSUs will continue to vest as if he was an employee of the Company for the remainder of the vesting period until the make-whole RSUs are fully vested. In the event Mr. Hillabrant’s employment is terminated due to his death or Disability (as defined in the Severance Agreement), his make-whole RSUs will also continue to vest as if he was an employee of the Company for the remainder of the vesting period until the make-whole RSUs are fully vested. In addition, in the event of a Non-Qualifying Termination (as defined in the Severance Agreement), other than a termination by the Company for Cause, following the date on which Mr. Hillabrant has completed at least five years of service as an employee of the Company and provided Mr. Hillabrant delivers at least 180 days prior notice of termination: (i) with respect to Mr. Hillabrant’s equity incentive awards that were granted at least six months prior to the date of Mr. Hillabrant’s termination of employment with the Company the service condition for such RSUs (including performance RSUs) will be deemed satisfied and all of his outstanding RSUs will continue to vest for the remainder of the vesting period as if he continued to be an employee of the Company, with any performance RSUs vesting based on actual performance, (ii) if any annual bonuses are paid to other executive officers of the Company, and to the extent not already paid, the Company will pay his annual bonus for the immediately preceding year, and (iii) Mr. Hillabrant will be entitled to fully participate in the Company’s 401(k) plan for the calendar year of the termination.

In addition, the Severance Agreement contains provisions that generally prohibit Mr. Hillabrant, from the effective date of the Severance Agreement and for one year following the termination of his employment with the Company, from engaging in business activities involving or relating to owning, leasing, developing, designing, operating or constructing (i) fiber optic communication cable, equipment or networks or (ii) communications towers or networks (including distributed antenna systems and small cells) in the United States or any other country in which the Company is then engaged in such activities.

Except as provided above, the description of the Severance Agreement is qualified in its entirety by reference to the form of severance agreement filed as Exhibit 10.6 to the Annual Report, which form of severance agreement is incorporated herein by reference.

ITEM 8.01-OTHER EVENTS

On August 4, 2025, the Company issued a press release announcing the appointment of Mr. Hillabrant as President and CEO. The August 4, 2025 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned,” “continue,” “target,” “seek,” “focus” and any variations of these words and similar expressions are intended to identify forward-looking statements, which include director and officer appointments, including the timing thereof. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions, risk factors described in “Item 1A. Risk Factors” of the Annual Report and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Unless legally required, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our filings with the U.S. Securities and Exchange Commission (“SEC”) are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

ITEM 9.01-FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 4, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.

By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel

Date: August 4, 2025